Exhibit 10.27

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

OPTION GRANTS AND SALARIES OF EXECUTIVE OFFICERS:

During the fiscal year ended September 30, 2006 the following salaries were paid and option grants were approved:

POSITION	SALARY	OPTION SHARES

Peter T. Kissinger, Ph.D
Chairman of the Board and Chief Scientific Officer	$108,368.88	0
Richard M. Shepperd(1)
President and Chief Executive Officer	$420,000.00	0
Ronald E. Shoup, Ph.D
Chief Operating Officer, BASi Contract Research Services	$143,468.18	0
Michael R. Cox
Vice President, Finance; Chief Financial Officer; Treasurer	$153,000.00	0
Edward M. Chait, Ph.D
Executive Vice President & Chief Scientific Officer	$150,000.00	0
Candice B. Kissinger
Senior Vice President, R&D; Secretary and Director	$118,283.58	0
Craig S. Bruntlett, Ph.D
Senior Vice President, Sales Development	$89,460.00	0
Lina L. Reeves-Kerner
Vice President, Human Resources	$96,171.80	0

(1) Mr. Shepperd joined the Company October 1, 2006. He also has a bonus arrangement whereby he is paid 10% of EBITDA each quarter, to a maximum of $150,000 per quarter.

OPTION GRANTS AND FEES PAID TO DIRECTORS:

The following compensation schedule for Directors was approved:

Annual Retainer:	$0
Stock Options (three year vesting):	none granted
Attendance Fee per Meeting:	$2,000
Audit Committee Chairman (separate retainer):	$500
Chairman of the Board	non additional compensation
All other Committee Chairmen:	$500